UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41781	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Nicollet Mall
Suite 640
Minneapolis, MN 55402
(Address of principal executive offices, including zip code)

+1 (651) 240 6001
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	SEZL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Revolving Credit and Security Agreement

On May 7, 2026, Sezzle Funding SPE II, LLC (the “Borrower”), a wholly owned indirect subsidiary of Sezzle Inc. (“Sezzle” or the “Company”), Bastion Funding VI, LP, as administrative agent (the “Agent”), and certain lenders party thereto, executed the Amended and Restated Revolving Credit and Security Agreement (the “Credit Agreement”). Under the Credit Agreement, the Borrower entered into a senior, secured, asset-based revolving credit facility (the “Revolving Credit Facility”) with a borrowing capacity of up to $300 million, and the option to increase the borrowing capacity by an additional $75 million. The Credit Agreement has a maturity date of May 7, 2029. The Revolving Credit Facility carries an interest rate of 3-month Term SOFR plus 3.86%, with a 3-month Term SOFR floor of 2.00%. The Revolving Credit Facility’s minimum utilization is $50 million, and the advance rate is 92.5% of the eligible, pledged receivable balance, unless the three most recent Seasoned Vintages (as defined in the Credit Agreement) have a Weighted Average Loss Rate (as defined in the Credit Agreement) of 3.75% or more, in which case the advance rate is equal to 85%.

The obligations of the Borrower under the Revolving Credit Facility are guaranteed by Sezzle Funding SPE II Parent, LLC (“SPE II Parent”), a wholly owned subsidiary of the Company, which is the sole member and owner of 100% of the equity interests of the Borrower, pursuant to that certain Pledge and Guaranty Agreement dated as of April 19, 2024, entered into by SPE II Parent in favor of the Agent on behalf of the secured parties under the new revolving credit facility (the “Parent Guaranty”). The Revolving Credit Facility is further supported by a limited guaranty and indemnity of certain losses, expenses, and claims of the lenders and other secured parties, provided by the Company, as the direct owner of 100% of the legal and beneficial equity interests in SPE II Parent, pursuant to Amendment No. 3 to the Limited Guaranty and Indemnity Agreement, as discussed further below (the “Limited Guaranty”). The Credit Agreement, Parent Guaranty, and Limited Guaranty, and the additional ancillary agreements related to the Revolving Credit Facility are referred to collectively herein as the Credit Facility Agreements.

The Credit Agreement includes certain restrictive covenants and, among other things and subject to certain exceptions and qualifications, limits the Borrower’s ability to: (i) incur or guarantee additional indebtedness, (ii) make investments or other restricted payments, (iii) acquire assets or form or acquire subsidiaries; (iv) create liens, (v) sell assets, (vi) pay dividends or make other distributions or repurchase or redeem capital stock, (vii) engage in certain transactions with affiliates, (viii) enter into agreements that restrict the creation or incurrence of liens other than liens securing the new revolving credit facility and related documents, (ix) engage in liquidations, mergers or consolidations, and (x) make any material amendment, modification or supplement to its credit guidelines or servicing guide. SPE II Parent is subject to similar restrictive covenants contained in the Parent Guaranty.

The Limited Guaranty limits the Company’s ability to make certain restricted payments and includes financial maintenance covenants pertaining to the tangible net worth, liquidity and leverage of the Company and its subsidiaries on a consolidated basis (the “Consolidated Group”). A failure by the Consolidated Group to satisfy the financial covenants under the Limited Guaranty constitutes an event of default under the Revolving Credit Facility.

The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). An immediate event of default is also deemed to have occurred if ratios pertaining to defaulted collateral receivables of a particular vintage or past due collateral receivables within a certain collection period exceed pre-determined levels.

Prior to May 7, 2026, Sezzle had $153.5 million outstanding under its then existing revolving credit facility with Bastion Funding VI, LP, as Administrative Agent on behalf of the lenders thereunder. In connection with the amendment and restatement of this prior credit facility, no amounts were repaid at closing, and the outstanding obligations were carried forward into the amended and restated Revolving Credit Facility disclosed in this Current Report.

The foregoing descriptions of the Credit Agreement and Limited Guaranty are summaries only, and are qualified in their entirety by reference to those agreements, copies of which are filed herein as Exhibits 10.1 and 10.2, respectively. The Credit Facility Agreements are not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations and warranties contained in the Credit Agreement, Parent Guaranty and Limited Guaranty were made only for purposes of such agreement (or the applicable related agreements) and as of specific dates, were solely for the benefit of the parties to such agreement (or the applicable related agreements), and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

In the ordinary course of their respective businesses, one or more of the lenders under the Credit Facility Agreements, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust, advisory or other financial services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses.

Limited Guaranty and Indemnity Agreement

On May 7, 2026, Sezzle and Bastion Funding VI, LP, in its capacity as administrative agent on behalf of the Secured Parties under the Company’s Revolving Credit and Security Agreement, executed Amendment No. 3 to the Limited Guaranty and Indemnity Agreement. The amendment updates the covenant regarding the ability of Sezzle to make “restricted payments,” which include dividends to stockholders and repurchases of its shares of common stock. The amendment permits restricted payments so long as Sezzle’s trailing twelve months of consolidated net income is positive and the aggregate amount of restricted payments does not exceed the sum of $75 million and 50% of Sezzle’s consolidated net income after May 7, 2026 (or 100% of consolidated net losses after such time).

The foregoing description of the amendment is a summary only, and is qualified in its entirety by reference to the amendment, a copy of which is filed as Exhibit 10.2 herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement and Limited Guaranty and Indemnity Agreement is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure

On May 11, 2026, the Company issued a press release announcing the foregoing transaction, which press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amended And Restated Revolving Credit And Security Agreement, dated May 7, 2026
10.2	Amendment No. 3 To Limited Guaranty And Indemnity Agreement, dated May 7, 2026
99.1	Press Release, dated May 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Dated: May 11, 2026	By:	/s/ Justin Krause
Justin Krause
SVP Finance and Controller